Exhibit 99.1

July 15, 2019

Mr. Michael J. Colombino
Chief Financial Officer
StockCross Financial Services, Inc.
9464 Wilshire Boulevard
Beverly Hills, CA 90212

Re:  Purchase of StockCross Shares

Dear Mr. Colombino:

Siebert Financial Corp. (“Siebert”) is pleased to submit to StockCross Financial Services, Inc. (“StockCross”), subject to the terms and conditions described herein, a proposal for the basic terms under which Siebert shall acquire from the StockCross shareholders, all issued and outstanding shares of common stock of StockCross (the “Acquisition”) not already owned by Siebert.

It is understood that this confidential letter of intent (this “Letter of Intent”) constitutes an outline of terms and conditions of the Definitive Agreements (defined below) pursuant to which Siebert will make the Acquisition and does not contain all matters upon which agreement must be reached in order for the transaction to be consummated.

This Letter of Intent constitutes a binding commitment between the parties.

This Letter of Intent is delivered to you on the condition that it is kept confidential and not to be shown to, or discussed with, any third party (other than on a confidential and need-to-know basis with counsel and advisors) without Siebert’s prior written approval.

The parties hereto will use their best efforts to negotiate in good faith the Definitive Agreements, which shall contain, among other terms and conditions, the following:

Purchaser:	Siebert

Sellers:	Shareholders of StockCross, other than Siebert (the “Selling Shareholders”).

Purchased Stock:
The purchased securities (the “Purchased Securities”) consist of 5,229,625 shares of common stock of StockCross, par value $0.0016 per share of StockCross (the “Purchased Stock”) owned of record by the Selling Shareholders.

Purchase Price:	$34,000,000 (based upon a value of StockCross of $40,000,000) Subject to a fairness opinion acceptable to both parties.

Payment of Purchase Price
Siebert shall pay the Purchase Price by issuing to the Selling Shareholders that number of shares of Siebert common stock, par value $0.001 per share (the “Siebert Common Stock”) having a total Adjusted Value (defined below) equal to the Purchase Price.  Each Selling Shareholder will receive a pro-rata number of shares of Common Stock based on the number of shares of Common Stock owned by each Selling Shareholder and shall contribute pro-rata to the Escrow Shares as defined below.

The shares shall bear a restrictive legend prohibiting their transfer for two years from Closing as defined below.

Adjusted Value
The Adjusted Value of the Siebert Common Stock shall be equal to 15% of the closing price as reported on Nasdaq on Trade date Friday July 12, 2019 to adjust for marketability and restriction discounts.

Definitive Documents:
The terms and conditions of Siebert’s acquisition of the Common Stock (the “Acquisition”) shall be set forth in a definitive stock purchase agreement and the schedules and exhibits thereto (the “Purchase Agreement”) and such other documents and agreements as may be necessary to issue the Siebert Common Stock to the Selling Shareholders (collectively, the “Transaction Documents”).

It is contemplated that the closing (the “Closing”) of the Acquisition shall have specific conditions to closing including without limitation:

a. that StockCross shall have received FINRA CMA approval for the change in ownership; and

b. Siebert shall have received all necessary approvals to issue the Siebert Common Stock.

The Transaction Documents shall contain such representations and warranties and indemnification provisions of the parties as are customary in a transaction such as the one contemplated hereby.  Further, the Purchase Agreement and the transaction shall be subject to customary closing conditions including, but not limited to, each party obtaining all necessary corporate, consents and approvals and completion of due diligence.

Delivery of Purchase Price; Escrow
At Closing, Siebert shall hold back and place into an escrow account 300,000 shares of Siebert Common Stock (the “Escrow Shares”) which shall be held in such escrow account for not less than a period  of two years from the Closing (the “Escrow Period”).  Siebert shall have the right to use the Escrow Shares during the Escrow Period to offset any and all liabilities to Siebert following the Closing which liability is the result from StockCross activities prior to the Closing Escrow Shares. Shares used to reimburse Siebert shall be valued at the per share price paid by Siebert for the Purchased Securities.

Adjusted Value	The Adjusted Value of the Siebert Common Stock shall be equal to 15% of the closing price as reported on Nasdaq on Friday July 12, 2019 to adjust for marketability and restriction discounts.

StockCross Form BD Amendment:	The Definitive Agreements shall provide that StockCross will file an amendment to its Form BD listing Siebert as a greater than 75% owners as soon as practicable after the Closing of the Acquisition.

Due Diligence:
Each party hereto shall be entitled to conduct full due diligence on the other party’s principals and affiliated entities, capital structure, and regulatory background and each party and their respective principals agree to fully cooperate with the other party’s due diligence process, including but not limited to, providing access to such party’s books, records, financial information, company files and related documents and information as may be requested by each party or their counsel.

Contact Information:	Siebert:
Siebert Financial Corp.
120 Wall Street
New York, NY 10005
Attention: Andrew Reich, CFO

StockCross:
StockCross Financial Services, Inc.
9464 Wilshire Blvd
Beverly Hills, Ca 90212
Attention: Michael J. Colombino, CFO

Costs and Expenses:	Each of the parties hereto shall be responsible for their own costs and expenses related to the preparation of this Letter of Intent and the transaction documents.

Confidentiality:
Unless disclosure is required by and pursuant to the rules and regulations of the SEC or FINRA, the parties hereto will not disclose the existence of this Letter of Intent or the fact that the parties are evaluating entering into the transaction.  The parties recognize that each will receive confidential information during the course of negotiations contemplated by this Letter Intent. Accordingly, each of the parties further agrees to use its best efforts to prevent the unauthorized disclosure by it of any Confidential Information concerning the other party that has been or is disclosed to it or to its representatives during the course of the negotiations and investigation contemplated by this Letter of Intent.  For purposes hereof, “Confidential Information” means all information concerning the party or any of its subsidiaries or affiliates, whether in verbal, visual, written, electronic or other form, which is made available by one party or any of its representatives to the other party or any of its representatives, regardless of the date such information was made available.  Notwithstanding the foregoing, each party hereto may make Confidential Information available to its respective counsel, accountants, banks and financial and industry advisors.  The obligations in this section do not apply to Confidential Information that: (a) at the time of the alleged breach hereof is part of the public domain (other than as a result of a breach of the confidentiality obligations by the party that is the recipient of the relevant information); (b) has been disclosed, at the time of an alleged breach hereof, by the disclosing party to third parties without restrictions on disclosure (c) has, at the time of an alleged breach hereof, been received by the receiving party from a third party without breach of a nondisclosure obligation of the third party or (d) was developed independently by the receiving party without reference to information provided by the disclosing party.

Counterparts
This Letter of Intent may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Fax and PDF copies of signatures shall be treated as originals for all purposes.

It is contemplated Siebert as a public company shall make public disclosure of this Letter of Intent by issuing a press release and filing a Form 8K.

This Letter of Intent is binding on the parties.

Siebert Financial Corp.

By:
Andrew Reich, CFO

AGREED AND ACCEPTED:

StockCross Financial Services, Inc.

By:
Michael J. Colombino, CFO